Exhibit 8.1

Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square, Eighteenth and Arch Streets Philadelphia, PA 19103-2799 troutman.com

March 23, 2023

Carmell Therapeutics Corporation

2403 Sidney Street, Suite 300

Pittsburgh, PA 15203

Ladies and Gentlemen:

We have acted as counsel for Carmell Therapeutics Corporation (the “Company”), a Delaware limited liability company, in connection with the preparation of the Registration Statement (File No. 33-269773) on Form S-4 filed on March 23, 2023, with the Securities and Exchange Commission and the related preliminary proxy statement/prospectus forming a part thereof, each as amended and supplemented through the date hereof (the “Registration Statement”) with respect to the merger of Candy Merger Sub (as defined herein) with and into the Company pursuant to the Business Combination Agreement dated as of January 4, 2023 (the “Merger Agreement” or “Business Combination Agreement”), by and among Alpha Healthcare Acquisition Corp. III, a Delaware corporation (the “SPAC”), Candy Merger Sub, Inc., a Delaware corporation and a wholly owned, direct subsidiary of the SPAC (“Candy Merger Sub”), and the Company. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

In connection with this opinion, we have examined the Merger Agreement, the Registration Statement, the representation letters of the SPAC and the Company delivered to us for purposes of this opinion (the “Representation Letters”), and such other documents as we have deemed necessary or advisable for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. In rendering our opinion, we have assumed, without any independent investigation or examination thereof, that (i) the Merger (also referred to the Registration Statement as the “Business Combination”) will be consummated in the manner described in the Merger Agreement and the Registration Statement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) any representations made in the Representation Letter are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Representation Letter subject to qualification relating to the knowledge, belief, expectation or intent of any party are true, complete and correct and will remain true, complete and correct at all times up

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to and including the Effective Time, in each case, without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the obligations, covenants and agreements contained in the Merger Agreement. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations, and warranties set forth in the documents referred to above.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein, and we do not undertake to advise you of any changes in applicable tax laws or authorities upon which our opinion is based. Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the Service or, if challenged, by a court.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein and in the Registration Statement, we hereby confirm that the statements set forth in the Registration Statement under the caption “Material Tax Considerations of the Business Combination to U.S. Holders of Carmell Capital Stock” constitute our opinion as to the material U.S. federal income tax consequences of the Merger to the U.S. Holders (as defined in the Registration Statement) of the Company Shares.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. This opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing, as an exhibit to the Registration Statement, of this opinion. In giving such consent we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended (the “Act”) or that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Troutman Pepper Hamilton Sanders LLP